Exhibit 10.15

AMENDMENT TO THE

VIACOM EXCESS 401(K) PLAN FOR DESIGNATED SENIOR EXECUTIVES

Effective as of April 1, 2009, the Plan shall be amended as follows:

1.    Section 4 is amended by inserting the language underscored below:

Section 4.        Employer Match and Vesting.

   4.1        Employer Match. An Employer Match will be credited approximately every two weeks to a Participant’s Ongoing Account with respect to the eligible portion of Excess Salary Reduction Contributions of such Participant. The eligible portion of a Participant’s Excess Salary Reduction Contributions shall be limited to 5% (6% effective as of April 1, 2009) of Compensation contributed each pay period. In general, the portion of a Participant’s Excess Salary Reduction Contributions eligible for a match shall be based on Compensation up to an annual maximum amount of $750,000 ($500,000, effective as of April 1, 2009). However, special limits on annual Compensation are set out in Appendix A.

2.    A new section 4.2 is added to read as follows:

   4.2        Vesting. An Employee shall become vested in the Employer Match according to the vesting schedule set forth in the Viacom 401(k) Plan.

3.    Section 5.3 is amended by inserting the language underscored below and replacing the term Matching Employer Contributions with the term Employer Match wherever it appears:

   5.3          Investments.

(a)        All Excess Salary Reduction Contributions and all Employer Match credited on and after April 1, 2009 will be credited through December 31 of the calendar year in which the Participant Separates from Service with an amount equal to such amount which would have been earned had such contributions been invested in the same Investment Options and in the same proportion as the Participant may elect, from time to time, to have his Salary Reduction Contributions invested under the Viacom 401(k) Plan; or if no such election has been made, in the Viacom 401(k) Plan fund designated by the Committee. All Employer Match credited prior to April 1, 2009 will be credited through December 31 of the calendar year in which the Participant Separates from Service with an amount equal to such amount that would have been earned had such contributions been invested in the Viacom Company Stock Fund in the Viacom 401(k) Plan unless the Participant has transferred any portion of that account to another Investment Option.

4.    Appendix A is amended by inserting the language underscored below:

Appendix A – Special Limits on Annual Compensation

Notwithstanding the provisions of Section 4 of the Plan, the following special limits on annual Compensation shall apply to Employees who became Participants in the Plan on January 1, 2006:

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Prior to April 1, 2009, for Employees eligible as of December 31, 1995 under the Old Viacom Excess 401(k) Plan and whose base salary plus bonus as of December 31, 1995 exceeded $750,000, the maximum annual Compensation for the 1996 Plan Year and each subsequent Plan Year on which the Employer Match will be based shall be the Employee’s base salary plus bonus as of December 31, 1995.    Effective as of April 1, 2009, the maximum annual Compensation on which the Employer Match will be based shall be limited to $500,000.

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For an active full-time Employee who is a Participant and who is also a full-time employee of CBS Corporation or a member of its controlled group and a participant in the Old Viacom 401(k) Plan and the Old Viacom Excess 401(k) Plan or the Old Viacom Excess 401(k) Plan for Designated Senior Executives on and after January 1, 2006, the maximum annual Compensation for the 2006 Plan Year and each subsequent Plan Year on which the Employer Match will be based shall be $375,000.

AMENDMENT TO THE

VIACOM EXCESS 401(K) PLAN FOR DESIGNATED SENIOR EXECUTIVES

Effective as of December 31, 2009, the Plan shall be amended as follows:

1.    Section 4.1 is amended by inserting the language underscored below:

4.1 Employer	Match.

(a) An Employer Match will be credited approximately every two weeks to a Participant’s Ongoing Account with respect to the eligible portion of Excess Salary Reduction Contributions of such Participant. The eligible portion of a Participant’s Excess Salary Reduction Contributions shall be limited to 5% (6% effective as of April 1, 2009) of Compensation contributed each pay period. In general, the portion of a Participant’s Excess Salary Reduction Contributions eligible for a match shall be based on Compensation up to an annual maximum amount of $750,000 ($500,000, effective as of April 1, 2009). However, special limits on annual Compensation are set out in Appendix A.

(b) An additional Employer Match will be credited to the account of each Participant who is an Eligible Employee on December 31, 2009 and who has an election in 2009 to contribute between 1% and 5% of Compensation to the Plan. The amount of the Employer Match to be credited shall be equal to .5% of Compensation contributed to the Plan by such Participant from April 1, 2009 through December 31, 2009.

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